EXHIBIT 4.04

          REGISTERED                                             REGISTERED

          9 1/2% SENIOR NOTE                              CUSIP 894190 AD 9
          DUE MARCH 1, 2002



          The indenture dated as of July 15, 1986, has been amended by the First Supplemental Indenture dated as of December 17, 1993, to provide for the assumption of the obligations of The Travelers Corporation, a Connecticut corporation, by The Travelers Inc., a Delaware corporation, formerly known as Primerica Corporation.

                              THE TRAVELERS CORPORATION

          The  Travelers  Corporation,   a  Connecticut  corporation   (the
          "Issuer"), for value received, hereby promises to pay to
          9 1/2% SENIOR NOTE                              9 1/2% SENIOR NOTE
          DUE MARCH 1, 2002                               DUE MARCH 1, 2002

          or registered assigns, at the office
          or agency of the Issuer in the Borough
          of Manhattan, The City of New York, or at
          any other office or agency maintained by the
          Issuer for such purpose, the principal sum of              DOLLARS
                                                       -------------


                      OBLIGATIONS ASSUMED BY THE TRAVELERS INC.

          on March 1, 2002, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 1 and September 1 of each year, commencing September 1, 1992, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the March 1 or the September 1, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been pain on the Notes, in which case from March 10, 1992, until payment of said principal sum has been made or duly provided for, provided that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after any February 15 or August 15, as the case may be, and before the following March 1 or September 1, the Note shall bear interest from such March 1 or September 1, provided that if the Issuer shall default in the payment of interest due on such March 1 or September 1, then this Note shall bear interest from the next preceding March 1 or September 1 to which interest has been paid or, if no interest has been paid on the Notes from March 10, 1992. The interest so payable on any March 1 or September 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the February 15 or August 15, as the case may be, next preceding such March 1 or September 1, whether or not such March 1 or September 1 is a business day.

               Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

               In Witness Whereof, The Travelers Corporation has caused this instrument to be signed by facsimile by its duly authorized officer and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                                  The Travelers Corporation
          Dated:
            TRUSTEE'S CERTIFICATE OF AUTHENTICATION
               This is one of the Securities of the
          series designated herein which is referred   By
          to in the within-mentioned Indenture
                    CITIBANK, N.A.,
                                        as Trustee
          By

                                 Authorized Signatory             President





                              THE TRAVELERS CORPORATION
                          9 1/2% SENIOR NOTE DUE MARCH 1, 2002

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of July 15, 1986 (herein called the "Indenture"), duly executed and delivered by the Issuer to Citibank, N.A., Trustee (herein called the "Trustee"), to which indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different mandatory redemption, sinking fund or analogous provisions (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 9 1/2% Senior Notes due March 1, 2002 of the Issuer, limited in aggregate principal amount to $300,000,000 (the "Notes").
               In case  an Event  of Default, as  defined in  the Indenture with respect to the 9 1/2% Senior Notes due March 1, 2002, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the condition provided in the Indenture. In addition to the Events of Default included in the Indenture, the following shall also constitute an Event of Default: failure to pay when due, or upon acceleration of, the principal amount of any indebtedness for borrowed money of the Issuer or certain subsidiaries in excess of $25,000,000, if such indebtedness is not discharged, or such acceleration  is not  annulled,  within  10  days  after  written notice.
               The Indenture  contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the
          Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or change the currency of payment of principal or interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the

          Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

               The Notes are issuable in registered form at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture in denominations of $1,000 and any multiple of $1,000. Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations, without charge except for any tax or other governmental charge imposed in connection therewith.

               Upon due presentment for registration of transfer of this Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

               The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

               No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

               This Note shall be governed by and construed in accordance with the laws of the State of New York.

               Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                               ASSIGNMENT

   For value received, the undersigned hereby sells, assigns and transfers unto

   PLEASE INSERT SOCIAL SECURITY
   OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
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    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF
   TRANSFEREE)


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   the   within  Security  and   all  rights  thereunder   and  hereby
   irrevocably constitutes and appoints


   --------------------------------------------------------attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

   Dated:
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                                      NOTICE:  The  signature  to this
                                      assignment must correspond  with
                                      the name as it appears upon  the
                                      face of  the within  Security in
                                      every     particular,    without
                                      alteration or enlargement or any
                                      change whatever.